Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the board of directors of Brera Holdings PLC

We hereby consent to the incorporation by reference in Brera Holdings PLC’s Registration Statements on Form S-8 (File No. 333-269535 and File No. 333-287999) and Form F-3 (File No. 333-276870 and File No. 333-291657) of our report dated May 15, 2026, relating to the consolidated financial statements as of and for the years ended December 31, 2025 and 2024, which appear in this Amendment to Annual Report on Form 20-F/A.

/s/ Reliant CPA PC

Reliant CPA PC

Newport Beach, CA

June 18, 2026